Exhibit 99.1

MARTIN MIDSTREAM PARTNERS L.P. ANNOUNCES EXTENSION OF EARLY PARTICIPATION DATE, RIGHTS OFFERING FUNDING DATE, EXPIRATION TIME AND SETTLEMENT DATE OF EXCHANGE OFFER, CASH TENDER OFFER AND CONSENT SOLICITATIONS FOR CERTAIN OUTSTANDING NOTES

KILGORE, Texas, July 16, 2020 (GLOBE NEWSWIRE) – Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership”) today announced that it and its subsidiary, Martin Midstream Finance Corp. (“FinanceCo” and, together with the Partnership, the “Issuers”), have extended (1) the early participation date with respect to its previously announced exchange offer (the “Exchange Offer”) and cash tender offer (the “Cash Tender Offer”) to exchange or purchase, as applicable, the Issuers’ outstanding 7.25% senior unsecured notes due 2021 (the “Existing Notes”) from 5:00 p.m., New York City time, on July 22, 2020, to 5:00 p.m., New York City time, on July 23, 2020 (the “Early Participation Date”), (2) the rights offering funding date with respect to the previously announced rights offering (the “Rights Offering”) for certain holders of Existing Notes that participate in the Exchange Offer to acquire the Issuers’ 10.00% senior secured 1.5 lien notes due 2024 (the “New Notes”) from 5:00 p.m., New York City time, on July 28, 2020, to 5:00 p.m., New York City time, on July 29, 2020 (the “Rights Offering Funding Date”), (3) the expiration time with respect to the Exchange Offer and Cash Tender Offer, as applicable, from 5:00 p.m., New York City time, on August 6, 2020, to 5:00 p.m., New York City time, on August 7, 2020 (the “Expiration Time”) and (4) the expected settlement date with respect to the Exchange Offer and Cash Tender Offer, as applicable, from August 11, 2020, to August 12, 2020 (the “Settlement Date”), in each case, unless extended or earlier terminated by the Issuers.

These dates are being extended to provide time for administrative compliance with the steps necessary to respond to the Exchange Offer and Cash Tender Offer.

The Exchange Offer, Cash Tender Offer and related consent solicitations (collectively, the “Offers”) are being made pursuant to the Issuers’ Exchange Offer Memorandum, Consent Solicitation, Rights Offering, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum”) and Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”), each dated July 9, 2020, which set forth a more detailed description of the terms of the Offers. Terms used but not defined herein have the meaning ascribed to them in the Offering Memorandum or Offer to Purchase, as applicable.

Other than the extension described above, all other terms and conditions of the Offers and the Partnership’s solicitation of votes (the “Plan Solicitation”) to accept a prepackaged plan of reorganization, including, without limitation, the Voting Record Date and Voting Deadline remain unchanged.

The Partnership may further amend, extend or, subject to certain conditions and applicable law, terminate each Offer at any time in its sole discretion. The Partnership’s obligation to accept for exchange or purchase, as applicable, any Existing Notes that are validly tendered and not validly withdrawn and accepted for exchange or purchase, as applicable, pursuant to the Offers is condition on the satisfaction or waiver by the Partnership of the applicable conditions described in the Offering Memorandum or Offer to Purchase.

Epiq Corporate Restructuring, LLC (“Epiq”) has been retained to serve as the Information Agent, Solicitation Agent, Exchange Agent, Subscription Agent and Voting Agent for the Exchange Offer and as the Information and Depositary Agent for the Cash Tender Offer. Questions concerning the Offers or the Plan Solicitation may be directed to Epiq at Tabulation@epiqglobal.com, with a reference to “Martin Midstream” in the subject line. Eligible holders of Existing Notes who desire to obtain and complete an Exchange Offer eligibility letter should also contact Epiq at the email address above. Consult your broker, dealer, commercial bank or trust company or other nominee for assistance on how to tender your Existing Notes and related consents.

Neither the Issuers nor any other person makes any recommendation as to whether holders of Existing Notes should tender their Existing Notes in the Exchange Offer or Cash Tender Offer or provide their consents in the consent solicitation, and no one has been authorized to make such a recommendation. Eligible holders of Existing Notes should read carefully the Offering Memorandum or Offer to Purchase before making an investment decision to participate in the Exchange Offer or Cash Tender Offer, as applicable. In addition, holders of Existing Notes must make their own decisions as to whether to tender their Existing Notes in the Exchange Offer or Cash Tender Offer, as applicable, and provide the related consent in the consent solicitation, and if they so decide, the principal amount of the Existing Notes to tender.

Additional Information

This press release is for informational purposes only and does not constitute an offer to purchase or exchange or a solicitation of an offer to purchase or exchange any Existing Notes or an offer to sell securities. The Exchange Offer, the related consent solicitation and the related Plan Solicitation are being made solely through, and pursuant to the terms of the confidential Offering Memorandum. The Cash Tender Offer and the related consent solicitation are being made solely through, and pursuant to, the terms of the confidential Offer to Purchase. The Offers are not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Issuers’ 11.50% senior secured second lien notes due 2025 and the New Notes being issued in the Exchange Offer and upon exercise of rights acquired pursuant to the Rights Offering are also subject to further restrictions on transfer as set forth in the Offering Memorandum and the Offer to Purchase, as applicable.

About Martin Midstream Partners L.P.

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the Partnership’s ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) the Partnership’s pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

The information in the Partnership’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings the Partnership makes with the SEC.

Additional information concerning the Partnership is available on the Partnership’s website at www.MMLP.com or by contacting:

Sharon Taylor – Head of Investor Relations
(877) 256-6644